PROMISSORY NOTE

I, the undersigned, Vincent Iacopella, hereby acknowledge my indebtedness to The Janel Group of Los Angeles, Inc., in the amount of $16,500.00. I authorize monthly deductions from my paycheck, in the amount of $225.00, to be applied against the principal of this loan and interest calculated at a rate of 5% per annum, to be deducted from each month end paycheck beginning with the 7-31-09 payroll. I will pay the Janel Group of Los Angeles, Inc., $5,000.00 on April 15, 2010 and $5,000.00 on April 15, 2011.

Dated the 22nd day of July 2009 SIGNED: ______________

Vincent Iacopella